Exhibit 99.2

Crystal Research Associates, LLC Issues Executive Informational Overview (EIO) on WordLogic Corporation (WLGC)

NEW YORK, March 28, 2011 (GLOBE NEWSWIRE) -- Crystal Research Associates, LLC announced today that it has issued an Executive Informational Overview(R) (EIO(R)) on WordLogic Corp. (Pink Sheets:WLGC - News). The full 48-page report can be found at www.crystalra.com. WordLogic Corp. is a development-stage technology company creating advanced methods of text and information entry, and deep Internet search, for smartphones, computers, tablets, and other products and devices with touchscreens, keypads, and keyboards.

Leveraging its technological competencies, WordLogic created the WordLogic Predictive Keyboard, which is a patented, universal Intelligent Input Platform for Windows-based electronic devices. WordLogic's technology provides a text entry system and makes typing suggestions based on built-in dictionaries, which can be customized for personal or enterprise use. The software adapts to the individual by learning frequently inputted text, including phrases, names, emails, and phone numbers.

WordLogic is also capable of rapidly accessing Internet databases, enabling the user to highlight a word or phrase as it is typed and automatically initiate a search online. Designed to benefit both novice and experienced computer users, the WordLogic Predictive Keyboard can be adapted for use as a typing software, an assistive technology, a research tool, and an aid in language learning, among other functions. The Company is pursuing negotiations for its software platform with original equipment manufacturers (OEMs), Tier 1 wireless operators, operating system providers, and infotainment suppliers, as well as consumer sales.

Be the first to hear about Crystal Research's new report releases and upcoming media coverage. Follow us on Twitter at http://twitter.com/crystalresearch or visit http://crystalra.com/blog/ to stay up-to-date on industry and company news for clients under our research coverage.

About Crystal Research Associates, LLC

Crystal Research Associates, LLC is an independent research firm that provides institutional-quality research on small- and mid-cap companies. The firm is led by veteran Wall Street sell-side analyst Jeffrey Kraws, who is well known by the international financial media for his years of work on Wall Street and for providing consistent award-winning analyses and developing long-term relationships on both the buy-side and sell-side. He has been consistently ranked on Wall Street among the Top Ten Analysts for pharmaceutical stock performance in the world for almost two decades as well as ranked as the Number One Stock Picker in the world for pharmaceuticals by Starmine and for estimates from Zacks. Additionally, Mr. Kraws has been 5-Star Ranked for top biotechnology stock performance by Starmine.

Crystal Research Associates' unique and novel product, the Executive Informational Overview(R) (EIO(R)), is free of investment ratings, target prices, and forward-looking financial models. The EIO(R) presents a crystal clear, detailed report on a company (public or private) in a manner that is easily understood by the Wall Street financial community. The EIO(R) details a company's product/technology/service offerings, market size(s), key intellectual property, leadership, growth strategy, competition, risks, financial statements, key events, and other such fundamental information. Crystal Research Associates has offices in New York City, West Palm Beach, Montreal, and Toronto. Crystal Research Associates has been compensated by the Company in cash of forty-two thousand five hundred dollars and two million, five hundred thousand restricted shares for its services in creating this report, for updates, and for printing costs.

Forward-Looking Safe Harbor Statement

Statements in this news release regarding future financial and operating results, potential applications of the Company's technology, opportunities for the Company, and any other statements about the future expectations, beliefs, goals, plans, or prospects expressed constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "will," "believes," "plans," "anticipates," "expects," "estimates," and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements including, limited operating history, need for future capital, and economic conditions generally. Additional information on potential factors that could affect results and other risks and uncertainties are detailed from time to time in the Company's periodic reports, including forms filed with the SEC.

These statements, and other forward-looking statements, are not guarantees of future performance and involve risks and uncertainties. Crystal Research Associates assumes no obligation to update any of the forward-looking statements in this release.